Exhibit 99.B(d)(39)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Quantitative Management Associates LLC

Dated July 1, 2003, as amended June 30, 2005, March 9, 2006, July 18, 2007 and July 8, 2009

SEI INSTITUTIONAL INVESTMENTS TRUST

Large Cap Disciplined Equity Fund

Large Cap Fund

Large Cap Diversified Alpha Fund

International Equity Fund

World Equity Ex-US Fund

SEI Investments Management Corporation	Quantitative Management Associates LLC

By:	By:

/s/ Aaron C. Buser	/s/ Scott Hayward

Name:	Name:

Aaron C. Buser	Scott Hayward

Title:	Title:

Vice President	Chief Executive Officer

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Quantitative Management Associates LLC

(as assignee of Prudential Investment Management, Inc.)

Dated July 1, 2003, as amended June 30, 2005, March 9, 2006, July 18, 2007 and July 8, 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

Large Cap Disciplined Equity Fund	X.XX	%
Large Cap Diversified Alpha Fund	X.XX	%
Large Cap Fund	X.XX	%
International Equity Fund	X.XX	%
World Equity Ex-US Fund	X.XX	%

Agreed and Accepted:

SEI Investments Management Corporation	Quantitative Management Associates LLC

By:	By:

/s/ Aaron C. Buser	/s/ Scott Hayward

Name:	Name:

Aaron C. Buser	Scott Hayward

Title:	Title:

Vice President	Chief Executive Officer